Exhibit 23(B)

ATTORNEYS AT LAW

1025 Thomas Jefferson Street, NW I Suite 400 West

Washington, DC 20007-5208

202.965.8100 I fax 202.965.8104

www.carltonfields.com

Atlanta

Florham Park

Hartford

Los Angeles

Miami

New York

Orlando

Tallahassee

Tampa

Washington, DC

West Palm Beach

April 25, 2025

TIAA-CREF Life Insurance Company

730 Third Avenue

New York, New York 10017

Re:	TIAA-CREF Life Insurance Company Investment Horizon Annuity

Initial Registration Statement Filing on Form S-1

Ladies and Gentlemen:

We have acted as counsel to TIAA-CREF Life Insurance Company, a stock life insurance company established under the laws of the state of New York, regarding the federal securities laws applicable to the issuance and sale of the units of interest described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption “Legal Matters” in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Carlton Fields, P.A.

Carlton Fields, P.A.

Carlton Fields, P.A.

Carlton Fields, P.A. practices law in California through Carlton Fields, LLP.